UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) or 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

BEDMINSTER NATIONAL CORP.

(Exact name of Registrant as specified in its charter)

Delaware	20-2779605
(State of Incorporation)	(I.R.S. Employer Identification No.)

90 Washington Valley Road, Bedminster, New Jersey	07921
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange of which each class is to be registered

Not applicable	Not applicable

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A(c), check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A(d), check the following box. ☒

Securities Act registration statement file number to which this form relates: No. 333-127329

Securities to be registered pursuant to Section 12(g) of the Act:

CLASS A COMMON STOCK, PAR VALUE OF $0.001

(Title of Class)

Item 1. Description of Registrant’s Securities to be Registered.

The description of the Common Stock of the Company is set forth under the caption “Description of Securities” in the Company’s Registration Statement on Form SB-2 (File No. 333-127329) as filed with the Securities and Exchange Commission on August 8, 2005, as amended (the “Registration Statement”), and in the prospectus included in the Registration Statement, is hereby incorporated by reference in response to this item.

Item 2. Exhibits

Exhibit No.	Description
3.1	Articles of Incorporation (1)
3.2	By-Laws (1)
3.3	Amendment to Articles of Incorporation (2)
10.1	Consulting Agreement between the Company and Greenwich Solutions, Inc. dated November 2, 2005 (2)
10.2	Consulting Agreement between the Company and Animagic Entertainment Group, Inc. dated May 1, 2005 (3)
10.3	Line of Credit Agreement with Signature Bank of New York (4)
21	Subsidiaries (4)

(1) Incorporated herein by reference from the Registrant’s Amendment No.1 to Form SB-2 Registration Statement filed with the Securities and Exchange Commission (SEC File No. 333-127329) on September 16, 2005. Such exhibits are incorporated by reference pursuant to Rule 12b-32.

(2) Incorporated herein by reference from the Registrant’s Amendment No. 2 to Form SB-2 Registration Statement filed with the Securities and Exchange Commission (SEC File No. 333-127329) on November 16, 2005. Such exhibits are incorporated by reference pursuant to Rule 12b-32.

(3) Incorporated herein by reference from the Registrant’s Amendment No. 3 to Form SB-2 Registration Statement filed with the Securities and Exchange Commission (SEC File No. 333-127329) on December 28, 2005. Such exhibits are incorporated by reference pursuant to Rule 12b-32.

(4) Incorporated herein by reference from the Registrant’s Amendment No. 5 to Form SB-2 Registration Statement filed with the Securities and Exchange Commission (SEC File No. 333-127329) on March 6, 2006. Such exhibits are incorporated by reference pursuant to Rule 12b-32.

SIGNATURES

In accordance with Section 12 of the Exchange Act of 1934, the Registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on this 17th day of August 2006.

BEDMINSTER NATIONAL CORP.

By:	/s/ Paul Patrizio
Paul Patrizio
President, Chief Executive Officer